Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

January 25, 2017

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719

Ladies and Gentlemen:

We have acted as counsel to New Jersey Resources Corporation, a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to up to 3,135,000 shares (the “Shares”) of common stock of the Company, par value $2.50 per share (the “Common Stock”), to be issued pursuant to the New Jersey Resources Corporation 2017 Stock Award and Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8(a) and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the Registration Statement and the exhibits filed with the Commission on the date hereof. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and are in good standing in all relevant jurisdictions and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We do not express any opinion herein concerning any law other than the laws of the State of New Jersey. We are not opining on “blue sky” or other state securities laws. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

ATLANTA      BEIJING      CHARLOTTE      CHICAGO      HONG KONG      NEW YORK      ORANGE COUNTY      PORTLAND      RALEIGH
RICHMOND      SAN DIEGO      SAN FRANCISCO      SHANGHAI      TYSONS CORNER      VIRGINIA BEACH      WASHINGTON, DC

January 25, 2017

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein and we do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Sanders LLP